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                                                                    EXHIBIT 23.1



                     (LETTERHEAD OF ROGOFF & COMPANY, P.C.)



                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Pre-Effective Amendment No. 3 to Form S-4 of our report dated March 28, 2003 relating to the consolidated financial statements of Assure Energy, Inc. and Subsidiaries as of December 31, 2002 and the related consolidated statements of operations and comprehensive loss, stockholders' equity and cash flows for each of the two years then ended. We also consent to the reference to us under the heading "Experts" which is part of the Registration Statement.


/s/ Rogoff & Company, P.C.

New York, NY
December 17, 2003



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